UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Set forth below are investor presentation materials.

February 2017 NASDAQ: MBFI Investor Presentation

Forward-Looking Statements 1 When used in this presentation and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

 Operating return on average assets for 2016 of 1.13% (1)  Solid capital ratios and a diversified loan portfolio  Non-interest bearing DDA are 46% of total deposits as of 12/31/2016, which is top quartile peer performance (2)  Net interest margin (FTE) for 2016 was 3.73%, which is also top quartile peer performance  Low cost of funds of 28 bps for 2016  Annualized net loan charge-offs to average loans 0.09% for 2016  Double digit annual growth in key fee initiatives in each of the last four years  One of 12 entities awarded President’s “E” Award (3) for export services in 2015, presented by then U.S. Commerce Secretary Penny Pritzker  Core non-interest income as a percent of total revenue 40.8% for 2016 – Top quartile peer performance  Very low turnover of “A” top-performing employees  Highly successful commercial banker training program  Taylor Capital – completed August 2014  MSA Holdings – completed December 2015  American Chartered – completed August 2016 Company Strategy 2  Build a bank with lower risk and consistently better returns than peers  Develop balance sheet with superior profitability and lower risk  Add great customers, whether they borrow or not  Maintain low credit risk and low credit costs  Attract low-cost and stable funding  Maintain strong liquidity and capital  Focus intensely on fee income  Fees need to be high quality, recurring, and profitable  Emphasize leasing, capital markets, international banking, cards, commercial deposit fees, treasury management, trust and asset management, and mortgage  Grow select fee businesses nationally  Invest in human talent  Recruit and retain the best staff  Maintain strong training programs  Be an employer of choice  Make opportunistic acquisitions  Skilled and disciplined acquirer  Long track record of successful integrations See notes on page 34.

Banking Segment 3 Retail  Provides 11% of the loans and 45% of deposits for the banking segment  High percentage of low-cost funding with a low reliance on CDs  Focuses on small businesses in our market and individuals that live or work near our banking centers  Key fee initiatives include card services and treasury management services for business banking customers Wealth Management  Provides private banking, trust, investment management and retirement plan services through a team of experienced advisors  Specializes in serving business owners, high-net worth families, foundations, and endowments  Focuses on asset management, low-cost deposits, and private banking services  Manages and advises on more than $7.5 billion of client assets through trust and asset management and subsidiaries (Cedar Hill Associates, LLC and MSA Holdings, LLC) Commercial Banking  Provides lending, depository and fee-based capital markets and international banking services to middle-market companies with revenues from $2 to $500 million  “Relationship banking” culture; experienced calling officers  Commercial and industrial and commercial real estate loan portfolio – terms generally range from 1 to 5 years, with total relationship carrying amount typically $25 million or less; approximately 74% have a floating rate of interest indexed to LIBOR or Prime  Expanding into specialized commercial areas such as healthcare and financial services Note: Business line financial data as of December 31, 2016 Lease Banking  Provides discounted lease loans and other banking services to lessors located throughout the country; these services include working capital loans, warehouse loans, and equity investments in leases  Lease Banking has over $2.0 billion in loans outstanding  Lease loans are underwritten primarily on the creditworthiness of the lessee  Lessees include mostly investment grade “Fortune 1000” companies located throughout the U.S. and large middle-market companies Asset Based Lending  Through 18 sales offices in the U.S. and Canada targets national middle-market companies, including manufacturers, distributors, and select service companies with sales from $25 million to $500 million, has borrowers in 33 states  Deal flow via marketing efforts and relationships with private equity firms, mezzanine and second lien capital providers, investment banks, consultants and other trusted advisors  Asset based and hybrid ABL cash flow loans from $5 to $50 million  Over $800 million of loans currently outstanding and $1.6 billion in commitments Treasury Management  Focuses on providing high quality and recurring collection and payment services to commercial and business banking customers as well as strategic industry niches  Expanding nationally where we have distinguishable expertise and scalability  Broad suite of services including customized data reporting, payment and collection automation, payment system access, and fraud/risk mitigation tools See notes on page 34.

Leasing Segment – Direct Leasing Subsidiaries

- Full spectrum of lease and equipment financing solutions and related services
  - Leases and equipment finance products originated through our leasing subsidiaries: Celtic leasing Corp., MB Equipment Finance, LLC and LaSalle Systems Leasing, Inc.
  - National customer base in diversified industries ranging from the "Fortune 1000" to middle-market companies, as well as targeted verticals (including the healthcare, manufacturing and transportation industries)
  - Broad equipment expertise, with capabilities in most types of essential-use capital equipment. Celtic and LaSalle possess specific expertise in technology-related, material handling equipment and healthcare assets, while MB Equipment Finance focuses on manufacturing, industrial, construction and transportation equipment.
  - Products include both tax and non-tax leases, i.e. fair market value, Terminal Rental Adjustment Clause "TRAC" leases, dollar out and fixed purchase option leases; and traditional term loans
  - Capital markets syndication capabilities
  - Third party equipment maintenance contracts and life-cycle asset management services
  - Quarterly lease financing fee revenue varies; below is a rolling trend of trailing twelve month results



Lease Financing Fee Revenue
Trailing Twelve Month Trend
(Dollars in Millions)
$100
$80
$60
$40
$20
4Q 2012
1Q 2013
2Q
3Q
4Q
1Q 2014
2Q
3Q
4Q
1Q 2015
2Q
3Q
4Q
1Q 2016
2Q
3Q
4Q 2016

4

See notes on page 34.

Mortgage Segment 5  Multiple mortgage origination channels across a national sales footprint  Operates in 44 states and DC, with 53 retail branches located in 15 states  Origination mix 51% purchase, 49% refinance for 2016  Channel mix 79% third party, 21% retail for 2016  In-house servicing platform  Diversified revenue streams  Over $7 billion of originations in 2015 and 2016  Servicing portfolio of $19.7 billion of home loans (notional) as of 12/31/2016  Mortgage Servicing Rights asset $238 million and ratio of MSR asset/notional value of servicing portfolio = 1.21% as of 12/31/2016  Residential real estate loans of $626 million held for investment at 12/31/2016 consisting primarily of first lien adjustable rate mortgages  Strong credit quality since inception  Ranked in the Top 50 of The Detroit Free Press Top Work Places for midsized companies in 2013, 2014, 2015 and 2016 See notes on page 34.

47% 53% C&I and Lease Loans CRE, Construction & Consumer 50% 50% C&I and Lease Loans CRE, Construction & Consumer Loan Growth Components Loan Mix 12/31/2016 Total: $12.6 billion Loan Mix 12/31/2012 Total: $5.3 billion Increased proportion of C&I and lease loans 12/31/2012 Percent of Total 12/31/2016 Percent of Total CAGR Commercia l $ 1,220 23.0% $ 4,347 34.5% 37% Commercia l col latera l ized by ass ignment of lease payments (lease loans) 1,303 24.5% 2,003 15.9% 11% Commercia l real estate (4) 1,762 33.1% 3,788 30.0% 21% Construction real estate 110 2.1% 519 4.1% 47% Res identia l real estate 315 5.9% 1,061 8.4% 35% Other consumer 607 11.4% 888 7.1% 10% Gross loans , excluding HFS and PCI loans 5,318 100.0% 12,605 100.0% 24% Loans (Dol lars in mi l l ions) 6 See notes on page 34.

Diversification of Loan Portfolio 7 See notes on page 34. 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% Agriculture, Forestry, Fishing and Hunting Mining Utilities Information Arts, Entertainment, and Recreation Other Public Administration Management of Companies and Enterprises Accommodation and Food Services Retail Trade Educational Services Construction Other Services (except Public Administration) Professional, Scientific, and Technical Services Administrative Support/Waste Mgmt./Remediation Services Health Care and Social Assistance Transportation and Warehousing Real Estate Rental and Leasing Finance and Insurance Wholesale Trade Manufacturing Commercial Loan Portfolio Composition by Industry Segment December 31, 2016  Commercial and Industrial loan portfolio, which totaled $4,347 million as of 12/31/2016, is well diversified by industry segment

Asset Quality Statistics Trends 8 $0 $20 $40 $60 $80 $100 $120 $140 2012 2013 2014 2015 2016 NPLs more than 30 days past due NPLs less than 30 days past due Payment Status of NPLs (Dollars in millions) 2012 2013 2014 2015 2016 ALLL to total loans 2.15% 1.96% 1.21% 1.31% 1.09% NPLs to total loans 2.03 1.87 0.96 1.07 0.46 ALLL to NPLs 106.17% 104.87% 126.34% 122.43% 234.81% Net charge-offs (recoveries) to average loans (0.02%) 0.16 0.18 0.04 0.09 12/31 See notes on page 34.

 Total return after tax equivalent adjustments and percentile rankings for 3Q 2016 (5)  Historical 3 and 5 year percentile ranking 9 Investment Portfolio – Top Quartile Performance 0 20 40 60 80 100 4Q 2012 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q Percentile Ranking 3 Year 5 Year 75th Percentile Total Annualized Return Percentile 3 Year 4.14% 88 5 Year 3.36% 91 See notes on page 34.

86% 14% Low-cost Deposits CDs Attractive Deposit Mix with Significant Concentration of Low-Cost Deposits Deposit Mix 12/31/2016 Total: $14.1 billion 76% 24% Low-cost Deposits CDs Deposit Mix 12/31/2012 Total: $7.5 billion Improved mix while growing deposits Depos its Percent of Total Depos its Percent of Total Average Rate 2016 CAGR Non-interest bearing depos its $ 2,165 28.7% $ 6,408 45.4% - 31% Money market, NOW and interest bearing depos its 2,747 36.4% 4,543 32.2% 0.22% 13% Savings accounts 811 10.8% 1,136 8.1% 0.08% 9% Low-cost depos its $ 5,723 75.9% $ 12,087 85.7% 0.09% 21% Certi ficates of depos it (CDs) 1,526 20.2% 1,225 8.7% 0.50% (5%) Brokered CDs 294 3.9% 798 5.6% 1.45% 28% Total depos its $ 7,543 100.0% $ 14,110 100.0% 0.20% 17% Depos its (Dol lars in mi l l ions) 12/31/2012 12/31/2016 10 See notes on page 34.

American Chartered Acquisition Enhances Chicagoland Position 11 Rank Parent Company Name Total Active Branches Total Deposits Total Deposit Market Share 1 JP Morgan Chase & Co. 386 $ 84,907 21.7% 2 Bank Of Montreal 216 52,494 13.4% 3 Bank Of America Corporation 162 41,414 10.6% 4 Northern Trust Corporation 10 29,181 7.5% 5 Wintrust Financial Corporation 130 18,883 4.8% 6 MB Financial, Inc. (pro-forma) 95 13,829 3.5% 7 Citigroup Inc. 62 13,562 3.5% 8 PNC Financial Services Group, Inc. 153 13,329 3.4% 9 PrivateBancorp, Inc. 20 12,859 3.3% 10 Fifth Third Bancorp 155 12,588 3.2% 11 U.S. Bancorp 177 11,638 3.0% 12 First Midwest Bancorp, Inc. 103 8,273 2.1% 13 TCF Financial Corporation 128 6,337 1.6% 14 Wells Fargo & Company 11 5,905 1.5% 15 Associated Banc-Corp 23 4,195 1.1% 16 Huntington Bancshares, Inc. (formerly FirstMerit) 39 2,581 0.7% 17 First Bancshares, Inc. 42 2,468 0.6% 18 Standard Bancshares, Inc. 35 2,173 0.6% 19 Byline Bancorp, Inc. 71 2,148 0.6% 20 First American Bank Corporation 48 2,141 0.6% Other Market Participants 797 50,423 12.9% Total In The Market 2,863 $ 391,331 100.0% Chicago MSA Deposit Rankings as of June 30, 2016 (6) (Dollars in mill ions) See notes on page 34.

Shareholder Focus 12 $0.00 $0.04 $0.08 $0.12 $0.16 $0.20 4Q 2012 1Q 2013 2Q 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q 4Q Quarterly Dividend per Common Share  Listed securities: Common (NASDAQ: MBFI) and 8% Series A Preferred Stock (NASDAQ: MBFIP)  $3.7 billion market capitalization as of February 1, 2017  In the third and fourth quarters of 2015 repurchased approximately 1.6 million common shares for $50 million completing a previously announced authorization  MBFI common shares are included in several major indexes (7)  Approximately 84 million common shares outstanding; large institutional and mutual fund ownership  Increased quarterly common dividend to $0.19 per share in 2Q 2016 See notes on page 34.

Capital Planning 13 10.00% 7.79% 11.59% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Tangible common equity to tangible assets Total Risk Based Capital Capital Ratios as of December 31, 2016 Regulatory Requirement MBFI  Tier 1 Capital includes 8.00% Series A Preferred  The Series A Preferred (4,000,000 shares outstanding, with an aggregate liquidation amount of $100 million) callable beginning Feb 2018  Tier 2 Capital includes 8.00% Series B Cumulative Voting Convertible Preferred Stock and various floating rate trust preferred securities  Trust preferred securities consists of 10 separate issuances, which are all currently callable, have variable interest rates ranging from 3 month LIBOR + 1.30% to 3 month LIBOR + 3.60%; maturities from 2028 to 2037  Possible redemptions reviewed regularly depending on projected capital needs and cost of these securities  How we intend to deploy capital  Intend to exceed regulatory well-capitalized requirements  Reinvest in our business lines to support organic growth  Pay a regular dividend  The dividend payout ratio was 35% in 2016 and 32% in 2015  Current quarterly dividend of $0.19 per common share equates to an annualized yield of approximately 1.7% (8)  Consider stock buy-backs when prior capital actions are not sufficient to utilize excess capital  Acquisitions with an active and disciplined approach  Taylor Capital Group closed August 2014  MSA Holdings, LLC closed December 2015  American Chartered Bancorp closed August 2016 See notes on page 34.

2012 2013 2014 2015 2016 Net interest income $ 293 $ 272 $ 351 $ 465 $ 518 Provis ion for credit losses (9) (6) 12 21 20 Net interest income after provis ion for credit losses $ 302 $ 278 $ 339 $ 444 $ 498 Non-interest income 129 154 221 322 375 Non-interest expenses 304 295 437 534 620 Income before income taxes $ 127 $ 138 $ 123 $ 232 $ 253 Appl icable income tax expense 37 40 37 73 79 Net income, as reported $ 90 $ 98 $ 86 $ 159 $ 174 Non-core i tems, net of tax 10 3 34 3 16 Operating earnings $ 100 $ 101 $ 120 $ 162 $ 190 Percent change 162.1% 1.0% 19.2% 34.5% 17.7% Years Ended December 31, Summary Income Statement (Dol lars in mi l l ions) Summary Income Statement and EPS 14 See notes on page 34. $1.60 $1.79 $1.31 $2.02 $2.13 $1.77 $1.83 $1.86 $2.06 $2.34 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2012 2013 2014 2015 2016 Fully Diluted Earnings Per Common Share As Reported EPS Operating EPS (excludes non-core items)

Key Fee Initiatives – Reflect Continued Solid Growth

Key Fee Initiatives
(Dollars in millions)

	Years Ended December 31,				
	2012	2013	2014	2015	2016
Mortgage banking revenue	$ 2.3	$ 1.7	$ 46.1	$ 117.4	$ 148.5
Lease financing, net	36.4	61.2	64.3	76.6	73.5
Commercial deposit and treasury management fees	23.6	24.9	34.3	45.3	50.6
Trust and asset management fees	18.0	19.1	21.8	23.6	32.9
Card fees	9.4	11.0	13.7	15.3	16.1
Capital markets and international banking	5.1	3.6	5.5	8.1	13.3
Total key fee initiatives	$ 94.8	$ 121.5	$ 185.8	$ 286.3	$ 334.9
Percent change	22.3%	28.2%	53.0%	54.1%	17.0%

- Lease financing
  - Includes fees related to equipment leases as well as brokering third party equipment maintenance contracts
- Mortgage banking
  - Includes revenue from both originations and servicing
- Commercial deposit and treasury management fees
  - Includes fees for the following services: account management, payments systems access, information management, and fraud and risk mitigation
  - Expanding nationally where we have expertise
- Trust and asset management fees
  - Wealth management solutions for individuals, corporations and not-for-profits
  - Includes fees for the following services: investment management, custody, personal trust, financial planning, and wealth advisory services for high net worth individuals
- Card fees
  - Includes fees for debit, credit and prepaid cards
- Capital markets and international banking fees
  - Capital markets services includes derivatives and interest rate risk solutions, capital solutions, merger and acquisition advisory and real estate debt placement
  - International banking services includes trade services (letters of credit), export trade finance, and foreign exchange

15

See notes on page 34.

mb

Operating Performance 16 Source: SNL Financial, company filings 25th-75th Percentile Median MBFI MBFI Net Interest Margin excluding loan accretion (9) See notes on page 34. 26 25 24 25 25 29 34 37 40 41 36 36 37 39 38 14 20 26 32 38 44 2012 2013 2014 2015 2016 Core Non-interest Income/Revenues - FTE (%) 0.37 0.29 0.24 0.22 0.26 0.52 0.32 0.25 0.23 0.28 0.64 0.51 0.42 0.44 0.44 0.10 0.30 0.50 0.70 2012 2013 2014 2015 2016 Cost of Funds (%) 3.35 3.22 3.18 3.04 3.10 3.73 3.59 3.77 3.84 3.73 3.78 3.65 3.78 3.66 3.55 3.59 3.56 3.52 2.80 3.20 3.60 4.00 2012 2013 2014 2015 2016 Net Interest Margin - FTE (%) 1.33 1.18 1.19 1.30 1.24 1.65 1.44 1.45 1.38 1.27 2.03 1.88 1.85 1.72 1.58 1.10 1.30 1.50 1.70 1.90 2.10 2012 2013 2014 2015 2016 Net Non-interest Expense/Average Assets (%)

Top Quartile Returns 17 25th-75th Percentile Median MBFI MBFI Operating ROAA (10) MBFI Operating ROTCE (11) Source: SNL Financial, company filings See notes on page 34. 0.64 0.77 0.79 0.73 0.83 0.95 1.05 0.75 1.07 1.03 1.16 1.05 1.03 1.01 1.05 1.05 1.09 1.13 0.40 0.80 1.20 2012 2013 2014 2015 2016 ROAA (%) 7.9 9.4 8.5 9.6 9.3 10.9 11.9 8.5 12.8 13.1 13.0 12.6 10.9 12.4 12.9 11.9 13.1 14.3 6.0 8.0 10.0 12.0 14.0 16.0 2012 2013 2014 2015 2016 ROTCE (%) 7.5 7.8 7.7 7.6 7.4 9.1 9.7 8.5 8.2 7.8 9.2 9.2 8.7 8.8 8.7 6.5 7.5 8.5 9.5 10.5 2012 2013 2014 2015 2016 TCE/TA (%) 10.3 10.3 9.9 9.3 9.2 13.1 13.3 10.4 9.3 8.8 13.4 13.2 12.4 11.6 11.8 8.0 10.0 12.0 14.0 16.0 2012 2013 2014 2015 3Q 2016 TCE/RWA (%) (12)

Reserves/Loans (%) Credit Metrics 25th-75th Percentile Median MBFI Source: SNL Financial, company filings 18 See notes on page 34. 0.73 0.71 0.52 0.47 0.46 1.62 1.36 0.73 0.87 0.45 1.70 1.28 0.89 0.87 0.81 0.00 0.50 1.00 1.50 2.00 2012 2013 2014 2015 2016 NPAs/Assets (%) 1.10 0.85 0.58 0.69 0.61 2.03 1.87 0.96 1.07 0.46 2.13 1.43 1.03 1.07 1.09 0.00 0.50 1.00 1.50 2.00 2.50 2012 2013 2014 2015 2016 NPLs/Loans (%) (excludes accruing TDRs) 80.7 89.1 102.1 100.0 86.4 106.2 104.9 126.3 122.4 234.8 116.4 170.3 233.7 167.5 161.5 50.0 90.0 130.0 170.0 210.0 250.0 2012 2013 2014 2015 2016 ALLL/NPLs (%) 1.17 1.05 0.93 0.89 0.89 2.15 1.96 1.21 1.31 1.09 1.84 1.59 1.34 1.22 1.19 0.40 1.00 1.60 2.20 2.80 2012 2013 2014 2015 2016 ALLL/Loans (%)

Skilled Acquirer  Skilled acquirer of both depository and non-depository entities  Eighteen acquisitions since 2000  Disciplined financial analyses focused on  Internal rates of return and returns on invested capital  Long-term per share earnings accretion  Long track record of successful and rapid employee, customer and systems integrations  Branch network size and location makes acquired branch consolidations more likely to enhance expense savings opportunities  Company culture suited for acquisitions 19 See notes on page 34.

Track Record of Being a Disciplined Acquirer and Experienced Integrator

2001
FSL Holdings, Inc.
(South Holland, IL)
- May 16, 2001

MidCity Financial
(Chicago, IL)
- November 7, 2001

2002
First Lincolnwood
(Lincolnwood, IL)
- April 8, 2002

LaSalle Systems Leasing, Inc.
(Northbrook, IL)
- August 12, 2002

2003
South Holland Bancorp
(South Holland, IL)
- May 15, 2003

2004
First Security Fed Financial
(Chicago, IL)
- July 22, 2004

2006
First Oak Brook Bancshares
(Oak Brook, IL)
- August 25, 2006

2008
Cedar Hill Associates, LLC
(Chicago, IL)
- April 18, 2008

2009
Heritage Community Bank
(Glenwood, IL)
- February 7, 2009

InBank
(Oak Forest, IL)
- September 4, 2009

Corus Bank
(Chicago, IL)
- September 11, 2009

Benchmark Bank
(Aurora, IL)
- December 4, 2009

2010
Broadway Bank
(Chicago, IL)
- April 23, 2010

New Century Bank
(Chicago, IL)
- April 23, 2010

2012
Celtic Leasing Corp.
(Irvine, CA)
- December 28, 2012

2014
Taylor Capital Group, Inc.
(Rosemont, IL)
- August 18, 2014

2015
MSA Holdings LLC
(Chicago, IL)
- December 31, 2015

2016
American Chartered Bancorp
(Schaumburg, IL)
- August 24, 2016

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Source: Company filings. Transaction dates indicate completion date.

See notes on page 34.

20

 Key earnings components comparisons to 3Q 2016  Net interest income increased 11.0% to $145.2 million primarily due to higher average loan balances  Net interest margin on a fully tax equivalent basis, excluding discount accretion on acquired loans, decreased 3bps to 3.47%  Core non-interest income decreased 13.4% to $93.3 million primarily due to decreased mortgage origination and servicing fees  On a fully tax-equivalent basis, core non-interest income was 38% of revenues in 4Q 2016 and was in the top quartile of our peer banks  Core non-interest expense increased 3.1% to $159.1 million primarily due to additional costs from the American Chartered merger for a full quarter  Overall operating earnings decreased 0.1% to $51.8 million (13)  Total loans, excluding purchased credit-impaired loans, grew 1.8% (7.3% annualized) in 4Q 2016  Total deposits decreased 1.2% in 4Q 2016 due to the loss of some rate-sensitive customers and a decrease in mortgage escrow deposits  Credit quality metrics  The ratio of non-performing loans to total loans was 0.46% at 12/31/2016, an increase from 0.43% at 9/30/2016  Annualized net loan charge-offs to average loans was 0.10% for 4Q 2016 up slightly from 0.09% for 3Q 2016  Provision for credit losses decreased to $2.6 million in 4Q 2016 from $6.5 million in 3Q 2016 Recent Company Highlights – 4Q 2016 21 See notes on page 34.

Leasing Appendix 22

Lease Banking and Direct Leasing Subsidiaries 23 Business Corporate Headquarters Rosemont, IL Rosemont, IL Irvine, CA Hunt Valley, MD General Business Description Lessor funding source, principally providing non- recourse debt to independent leasing companies, captives and institutional vendor finance companies Technology solutions and leasing company focused principally on leasing and life- cycle asset management, with a direct-to-end-user sales approach General equipment leasing and finance company focused on small-to-mid ticket, direct origination utilizing a call center approach Traditional bank equipment leasing and finance company focused on mid-to-large ticket direct origination, as well as indirect institutional originations and syndications Target Audience (National) Independent leasing companies Middle market companies and autonomous divisions of large companies Middle market and large companies Middle market to large companies Equipment Specialization Technology Healthcare Material Handling Technology Healthcare Material Handling Technology Healthcare Transportation Manufacturing Marine Distribution equipment Product Specialization Debt only, principally non- recourse debt Principally fair market value (FMV) lease products, reseller of Cisco maintenance FMV, purchase renewal option and dollar out leases FMV, early buy out, TRAC, synthetic and dollar out leases and traditional loans Total Assets (as of 12/31/2016) $2.0 Billion $0.4 Billion $0.3 Billion $0.5 Billion Lease Banking Leasing Segment – Direct Leasing Subsidiaries See notes on page 34.

Lease Banking 24  Our lease banking group, which is part of the Banking Segment, has provided for over four decades the following banking services to independent equipment lessors located throughout the U.S.  Debt financing  Working capital financing  Treasury management services  Equity/residual investment in leases through partnering with customers  Debt financings (Lease Loans) are non-recourse loans to lessors, collateralized by lease equipment and underwritten based on the financial wherewithal of each lessee. They are included as commercial loans collateralized by assignment of lease payments (Lease Loans) in the commercial-related loan section of the balance sheet for financial statement purposes.  Lessees generally consist of investment grade Fortune 1000, federal government, large middle-market and health care companies  Most loans fully amortize over periods ranging from 30 to 60 months. No residual risk on Lease Loans funded with third parties.  Lease Banking’s results are included in the Banking Segment of our earnings release  Credit experience has been solid. Non-performing loans/total loans were 0.06% as of 12/31/2016 and annualized net charge-offs were 0.34% for the nine months ended 12/31/2016.  Revenues from Lease Loans and working capital financing are reflected in interest income See notes on page 34.

Direct Leasing Subsidiaries 25  Leases are originated directly throughout the U.S. by our three leasing subsidiaries, LaSalle Solutions, Celtic Equipment Finance and MB Equipment Finance, which together form the Leasing Segment in our earnings release. LaSalle and Celtic are customers of our Lease Banking group and generally finance much of their equipment cost with internal debt (85% to 95% of the original equipment cost). MB Equipment Finance funds 100% of its leases internally.  The lease portfolio is comprised of various types of equipment including information technology, healthcare, material handling, general manufacturing distribution, and transportation equipment.  Lease income is recognized over the life of the lease so that at the end of lease term the residual amount approximates the fair market value of the leased equipment  Balance sheet classification for financial reporting: Direct Finance and Leveraged Leases that transfer substantially all of the benefits and risk related to the equipment ownership are grouped with Lease Loans in the loan section. By contrast, for Operating Leases, the underlying equipment at cost and net of accumulated depreciation is reflected in Lease investments, net, which is part of other assets, and was $311 million at 12/31/2016.  MB’s leasing subsidiaries offer a broad suite of lease products, which, at the end of a lease term, may permit the lease to be renewed/extended, purchased, or the equipment may be returned and sold  Income statement classification: Interest income on Direct Finance and Leveraged Leases and accreted residual income on these leases are included in Interest Income. By contrast, Lease Payments on Operating Leases plus accreted residual income on these leases less any depreciation expense on the equipment are included in non-interest income Lease Financing Fee Income. Proceeds received as a result of lease renewals and equipment sales less any residual investment in the lease results in a gain or loss that is also reflected in Lease Financing Fee Income.  We also broker maintenance contracts provided by third party vendors to our customers covering equipment leased from MB as well as other equipment owned or leased by our clients. Third party vendors are responsible for completing any maintenance covered by a maintenance contract. Maintenance contract revenue is presented, net of the related cost of sales paid to third party vendors, as part of Lease Financing Fee Income for financial statement purposes. See notes on page 34.

Leasing Income Statement Geography 26 Interest Income Fee Income: Lease Financing, net Interest Income on Lease Loans x Interest Income on Direct Finance Leases x Interest Income on Leveraged Leases, less related funding cost x Residual accretion on Direct Finance and Leveraged Leases x Rental payments on Operating Leases x Depreciation expense on Operating Leases x Residual income accretion on Operating Leases x Gains or losses on residuals x Equipment maintenance contract revenue, less related cost of sales x Vendor promotional revenue related to equipment maintenance contracts x Syndication fees x Origination gains x See notes on page 34.

Non-GAAP Disclosure Appendix 27

Non-GAAP Disclosure Reconciliations 28 This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core (or operating) earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on Taylor Capital and American Chartered loans and the ratio of net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increases in market value of assets held in trust for deferred compensation excluded from the non-interest income components of this ratio, and prepayment fees on interest bearing liabilities, merger related and repositioning expenses, impairment charges, loss on low to moderate income real estate investments, contributions to MB Financial Charitable Foundation and increases in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of this ratio, with tax equivalent adjustment for increase in cash surrender value of life insurance; ratios of tangible common equity to tangible assets and tangible common equity to risk-weighted assets; operating return on average assets, and cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons. Management believes that operating earnings and core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods. The tax equivalent adjustment to net interest income, net interest margin and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax- exempt interest income and increase in cash surrender value of life insurance are useful. Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increases in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, merger related and repositioning expenses, impairment charges, loss on low to moderate income real estate investments, contributions to MB Financial Charitable Foundation and increases in market value of assets held in trust for deferred compensation from the non-interest expense components, of the ratio of net non-interest expense to average assets, and by excluding each of these items, other than increases in market value of assets held in trust for deferred compensation, from operating earnings, these measures better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these measures more meaningful when comparing our operating results from period to period.

Non-GAAP Disclosure Reconciliations

Management further believes that adjusting earnings for merger related and repositioning expenses is useful because it excludes expenses that can fluctuate significantly from acquisition to acquisition, based on the size and structure of the acquisition and the type of entity or business acquired.

The ratios of tangible common equity to tangible assets and tangible common equity to risk-weighted assets exclude goodwill and other intangible assets, net of tax benefits, in determining tangible assets and tangible common equity. Management believes that the presentation of these measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management's success in utilizing our tangible capital as well as our capital strength. Management also believes that providing measures that exclude balances of goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles net interest margin to net interest margin on a fully tax equivalent basis and net interest margin on a fully tax equivalent basis excluding discount accretion on acquired Taylor Capital and American Chartered loans for the years presented:

Net Interest Margin

	Years Ended December 31,				
Ratio	2012	2013	2014	2015	2016
Net interest margin	3.49%	3.31%	3.54%	3.63%	3.54%
Plus: tax equivalent effect	0.24%	0.28%	0.23%	0.21%	0.19%
Net interest margin, fully tax equivalent (FTE)	3.73%	3.59%	3.77%	3.84%	3.73%
Less: effect of excluding discount accretion on acquired Taylor Capital and American Chartered loans			0.18%	0.28%	0.21%
Net interest margin, FTE, excluding discount accretion on acquired Taylor Capital and American Chartered loans			3.59%	3.56%	3.52%

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Non-GAAP Disclosure Reconciliations 30 2012 2013 2014 2015 2016 Net income, as reported $ 90.4 $ 98.5 $ 86.1 $ 158.9 $ 174.1 Non-core i tem adjustments Net losses (ga ins ) on investment securi ties (0.6) - 2.5 0.2 (0.4) Net losses (ga ins ) on sa le of other assets 0.9 0.3 (3.5) 0.0 0.8 (Gain) on extinguishment of debt - - (1.9) - - Loss on low to moderate income real estate investments - - 2.1 - - Merger related and repos i tioning expenses - 2.5 45.4 5.5 23.7 Branch exi t and faci l i ties impairment charges 2.2 - - - 0.2 Prepayment fees on interest bearing l iabi l i ties 12.7 - - 0.1 Contribution to MB Financia l Chari table Foundation - - 3.3 - 4.0 Total non-core i tems $ 15.3 $ 2.8 $ 48.0 $ 5.8 $ 28.2 Income tax expense on non-core i tems 6.1 0.5 13.7 2.8 10.1 Income tax benefi t on adopting new stock-based compensation guidance 1.8 Operating earnings $ 99.5 $ 100.8 $ 120.3 $ 161.9 $ 190.5 Dividends and accretion on preferred shares (3.3) - (4.0) (8.0) (8.0) Operating earnings avai lable to common stockholders $ 96.2 $ 100.8 $ 116.3 $ 153.9 $ 182.5 Years Ended December 31, The following table presents a reconciliation of net income to operating earnings:

The following table presents a reconciliation of tangible common equity to common stockholders’ equity and a reconciliation of tangible assets to total assets: Non-GAAP Disclosure Reconciliations 31 2012 2013 2014 2015 2016 Common stockholders ' equity - as reported $ 1,276 $ 1,327 $ 1,913 $ 1,972 $ 2,464 Less : goodwi l l 423 423 712 725 1,001 Less : other intangible, net of tax benefi t 19 15 25 29 41 Tangible common equity $ 833 $ 888 $ 1,177 $ 1,218 $ 1,422 2012 2013 2014 2015 2016 Total assests - as reported $ 9,572 $ 9,641 $ 14,602 $ 15,585 $ 19,302 Less : goodwi l l 423 423 712 725 1,001 Less : other intangible, net of tax benefi t 19 15 25 29 41 Tangible assets $ 9,129 $ 9,203 $ 13,866 $ 14,831 $ 18,260 Tangible Common Equity (Dol lars in mi l l ions) Tangible Assets (Dol lars in mi l l ions) As of December 31, As of December 31,

Non-GAAP Disclosure Reconciliations

Net Non-Interest Expense to Average Assets
(Dollars in millions)

	Years Ended December 31,				
	2012	2013	2014	2015	2016
Non-interest expense	$ 304.0	$ 294.6	$ 436.8	$ 534.2	$ 619.9
Less prepayment fees on interest bearing liabilities	12.7	-	-	0.1	-
Less merger related and repositioning expenses	-	2.5	45.4	5.5	23.7
Less branch exit and facilities impairment charges	2.2	-	-	-	0.2
Less increase in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	1.3
Loss on low to moderate income real estate investments	-	-	2.1	-	-
Contribution to MB Financial Charitable Foundation	-	-	3.3	-	4.0
Non-interest expense - as adjusted (Core non-interest expense)	$ 288.4	$ 290.6	$ 385.2	$ 528.6	$ 590.6
Non-interest income	129.2	154.4	221.3	322.1	374.9
Less net gains (losses) on investment securities	0.6	-	(2.5)	(0.2)	0.4
Less net (losses) gains on sale of other assets	(0.9)	(0.3)	3.5	(0.0)	(0.8)
Less gain on extinguishment of debt	-	-	1.9	-	-
Less increase in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	1.3
Non-interest income - as adjusted (Core non-interest income)	$ 128.8	$ 153.2	$ 217.7	$ 322.3	$ 373.9
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	2.2
Net non-interest expense	$ 157.7	$ 135.6	$ 165.7	$ 204.5	$ 214.5
Average Assets	$ 9,548	$ 9,392	$ 11,420	$ 14,828	$ 16,924
Net non-interest expense to average assets	1.65%	1.44%	1.45%	1.38%	1.27%
Net non-interest expense to average assets (without adjustments)	1.83%	1.49%	1.89%	1.43%	1.45%

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Non-GAAP Disclosure Reconciliations

Core Non-Interest Income
(Dollars in millions)

	Years Ended December 31, 2012	2013	2014	2015	2016
Non-interest income	$ 129.2	$ 154.4	$ 221.3	$ 322.1	$ 374.9
Less net gains (losses) on investment securities	0.6	-	(2.5)	(0.2)	0.4
Less net (losses) gains on sale of other assets	(0.9)	(0.3)	3.5	(0.0)	(0.8)
Less gain on extinguishment of debt	-	-	1.9	-	-
Less increase in market value of assets held in trust for deferred compensation	0.8	1.6	0.8	0.0	1.3
Total core non-interest income	$ 128.8	$ 153.2	$ 217.7	$ 322.3	$ 373.9
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	2.2
Core non-interest income, fully tax equivalent	$ 130.7	$ 155.0	$ 219.5	$ 324.1	$ 376.1

Tax Revenue, Fully Tax Equivalent Reconciliation
(Dollars in millions)

	Years Ended December 31, 2012	2013	2014	2015	2016
Net interest income	$ 292.8	$ 272.3	$ 350.8	$ 465.6	$ 517.9
Plus: tax equivalent effect	20.4	22.7	23.6	27.1	28.6
Net interest income, fully tax equivalent	313.2	295.0	374.4	492.7	546.5
Core non-interest income	128.8	153.2	217.7	322.3	373.9
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	1.9	1.8	1.8	1.8	2.2
Total revenues, fully tax equivalent	$ 443.9	$ 450.0	$ 593.9	$ 816.8	$ 922.6
Core non-interest income to revenues, fully tax equivalent	29.4%	34.4%	37.0%	39.7%	40.8%

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Footnotes

1) Operating return on average assets is computed by dividing operating earnings by average total assets.
2) Top quartile performance is defined as being in the 75th or better percentile for the given financial metric of the peer set. Peer set consists of MBFI, ASB, BOKF, BXS, CBSH, CFR, FHN, FMBI, FNB, FULT, HBHC, IBKC, ONB, PB, PVTB, SNV, STL, TCB, TRMK, UMBF, WBS, WTFC.
3) According to the U.S. Department of Commerce, the President's "E" Award is the highest recognition any U.S. entity can receive for making a significant contribution to the expansion of U.S. exports.
4) The portion of commercial real estate loans that are owner-occupied was approximately 36% ($1.4 billion) at 12/31/2016
5) Source: Performance Trust Capital Partners. Peer set is all US Banks and excludes credit unions.
6) Source: FDIC as of June 30, 2016. MB Financial, Inc. totals include American Chartered branches, which were acquired as part of the merger that closed 8/24/2016.
7) MBFI common shares are included in the Russell 2000 Index, the NASDAQ Bank Index, the MSCI Global Sustainability Index and the S&P Mid Cap 400 Index among other indexes.
8) Based on February 1, 2017 closing stock price of $44.66
9) Net Interest Margin:

	As Reported	Excluding discount accretion on acquired Taylor Capital and American Chartered loans
2014	3.77%	3.59%
2015	3.84%	3.56%
2016	3.73%	3.52%

10) Return on Average Assets ("ROAA"):

	As Reported	Operating ROAA
2014	0.75%	1.05%
2015	1.07%	1.09%
2016	1.03%	1.13%

Operating ROAA is computed by dividing operating earnings by average total assets

11) Return on Average Tangible Common Equity ("ROTCE"):

	As Reported	Cash Operating ROTCE
2014	8.52%	11.92%
2015	12.82%	13.07%
2016	13.06%	14.31%

Cash Operating ROTCE is computed by dividing cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity

12) TCE/RWA – Risk weighted assets for peer banks are not yet available for 4Q 2016. MBFI's TCE/RWA ratio is estimated at 8.78% for 12/31/2016.
13) Operating earnings is defined as net income as reported less non-core items, net of tax. Non-core items do not pertain to our core business operations.

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February 2017 NASDAQ: MBFI Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	February 8, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)